Exhibit 1.2

CBL & ASSOCIATES PROPERTIES, INC.

(a Delaware corporation)

4,400,000 Depositary Shares

Each representing 1/10th of a Share of Series D Preferred Stock*

UNDERWRITING AGREEMENT

Dated:  October 13, 2010

*	Plus an option to purchase from CBL & Associates Properties, Inc. up to 660,000 additional depositary shares each representing 1/10th of a share of Series D Preferred Stock.

                                                                         Page

Section 1	Representations and Warranties	3

Section 2	Sale and Delivery to the Underwriters; Closing	18

Section 3	Covenants of the Company	19

Section 4	Payment of Expenses	24

Section 5	Conditions of the Underwriters’ Obligations	24

Section 6	Indemnification	28

Section 7	Contribution	30

Section 8	Representations, Warranties and Agreements to Survive	31

Section 9	Termination of Agreement	31

Section 10	Default by One or More of the Underwriters	32

Section 11	Notices	32

Section 12	Parties	33

Section 13	Integration	33

Section 14	Governing Law and Time	33

Section 15	Effect of Headings	33

Section 16	Counterparts	33

-i-

CBL & ASSOCIATES PROPERTIES, INC.

(a Delaware corporation)

 Depositary Shares
Each representing 1/10th of a share of Series D Preferred Stock

UNDERWRITING AGREEMENT
October 13, 2010

Wells Fargo Securities, LLC
301 S. College Street
Charlotte, NC 28288

as Representative of the several Underwriters
named in Schedule A hereto

Ladies and Gentlemen:

CBL & Associates Properties, Inc., a Delaware corporation (the “Company”) and the owner of 100% of the issued and outstanding shares of common stock of both CBL Holdings I, Inc., a Delaware corporation (“CBL Holdings I”), and CBL Holdings II, Inc., a Delaware corporation (“CBL Holdings II”), the general partner and a limited partner, respectively, of CBL & Associates Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), confirms its agreement with Wells Fargo Securities, LLC (“Wells Fargo”) and each of the other underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Wells Fargo is acting as representative (in such capacity, hereinafter referred to as the “Representative”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of 4,400,000 depositary shares (the “Depositary Shares”) represented by depositary receipts (the “Depositary Receipts”), each representing 1/10th of a share of the Company’s 7.375% Series D Cumulative Redeemable Preferred Stock (the “Series D Preferred Shares”), and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 660,000 additional Depositary Shares.  The aforesaid 4,400,000 Depositary Shares (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 660,000 Depositary Shares subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter collectively called the “Securities.”  The Company previously issued and sold (i) 7,000,000 Depositary Shares, representing 700,000 Series D Preferred Shares on December 13, 2004 pursuant to a registration statement on Form S-3 (file No. 333-104882) (the “2004 Shares”), and (ii) 6,300,000 Depositary Shares, representing 630,000 Series D Preferred Shares on March 1, 2010 pursuant to a registration statement on Form S-3 (file No. 333-161182) (the “2010 Shares”), all of which 2004 Shares and 2010 Shares are outstanding as of the date hereof.  The Securities will have identical terms and conditions, other than issue date and issue price, and will constitute an additional issuance of, and form a single series with, the 2004 Shares and 2010 Shares.

The Company has filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement,” as defined under Rule 405 (“Rule 405”) of the rules and regulations (the “1933 Act Regulations”) of the Commission promulgated under the Securities Act of 1933, as amended (the “1933 Act”), on Form S-3 (No. 333-161182), including the related base prospectus, covering the registration of shares of preferred stock, common stock, depositary shares, warrants, debt securities, rights and units under the 1933 Act, and the offer and sale thereof from time to time in accordance with Rule 415 of the 1933 Act Regulations and a preliminary prospectus supplement relating to the Securities in accordance with the provisions of Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”).  Such registration statement became effective upon filing with the Commission in accordance with Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”).  Such registration statement covers the registration of the offer and sale of Securities under the 1933 Act.  Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement relating to the Securities in accordance with the provisions of Rule 430B of the 1933 Act Regulations (“Rule 430B”) and Rule 424(b).  Any information included in such prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to herein as “Rule 430B Information.”  The base prospectus and prospectus supplement used in connection with the offering of the Securities that omitted Rule 430B Information are referred to herein collectively as a “preliminary prospectus.”  Such registration statement, at any given time, including any amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by 1933 Act Regulations, is herein called the “Registration Statement”; provided, however, that “Registration Statement” without reference to a time means the Registration Statement as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of the Registration Statement with respect to the Underwriters and the Securities (within the meaning of Rule 430B(f)(2) of the 1933 Act Regulations (“Rule 430B(f)(2)”)).  The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.”  The base prospectus and the final prospectus supplement, in the form furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement, are referred to herein collectively as the “Prospectus.”  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

The Company will contribute the net proceeds from the sale of the Securities to the Operating Partnership, and in exchange therefor, at the Closing Time (as defined in Section 2(c)) or any Date of Delivery (as defined in Section 2(b)), as applicable, the Operating Partnership will issue to the Company preferred units of limited partnership interest in the Operating Partnership with substantially identical economic terms as the Series D Preferred Shares underlying the Securities (the “Preferred Units”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus, the Prospectus or the Disclosure Package (as defined below) (or other references of like import) shall be deemed to include all such financial statements and schedules and other information which is incorporated or deemed to be incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus, the Prospectus or the Disclosure Package, as the case may be, at the time of execution of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus, the Prospectus or the Disclosure Package shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated or deemed to be incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus, the Prospectus or the Disclosure Package, as the case may be, after the execution of this Agreement.

The term “Subsidiary” means a corporation, partnership, limited liability company or other entity, a majority of the outstanding voting or capital stock, partnership, membership or other voting or equity interests or general partnership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company, the Operating Partnership or one or more other Subsidiaries of the Company or the Operating Partnership.

    SECTION 1   Representations and Warranties.

    (a)   Representations and Warranties by the Company and the Operating Partnership.  Each of the Company and the Operating Partnership jointly and severally represents and warrants to the Underwriters at the date hereof, the Initial Sale Time (as defined in Section 1(a)(i)), the Closing Time and each Date of Delivery (if any) and agrees with the Underwriters, as follows:

    (i)    Registration Statement, Prospectus and Disclosure at Time of Sale.  The Company meets the requirements for use of Form S-3 in connection with the issuance of its securities, including the Securities:  (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment to the Registration Statement for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), and (C)  at the date hereof, the Company was and is a “well known seasoned issuer” as defined in Rule 405, including not having been and not being an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

The Original Registration Statement became effective upon filing under Rule 462(e) on August 7, 2009 and any post effective amendment thereto also became effective upon filing under Rule 462(e).  No stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of the preliminary prospectus or the Prospectus has been issued and no proceedings for those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated.  Any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement and any amendment thereto became effective, at each deemed effective date with respect to the Underwriters and the Securities pursuant to Rule 430B(f)(2), at the Closing Time and at each Date of Delivery (if any), the Registration Statement complied, complies and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The Prospectus and each amendment or supplement thereto, if any, at the time the Prospectus or any such amendment or supplement is issued, at the Closing Time and at each Date of Delivery (if any), complied, complies and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued, at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus (including the base prospectus or prospectuses filed as part of the Original Registration Statement or any amendment thereto) complied when so filed in all material respects with the 1933 Act Regulations.  Each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Securities was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Initial Sale Time, the Statutory Prospectus (as defined below) and any Issuer Free Writing Prospectus (as defined below) issued at or prior to the Initial Sale Time (including any identified on Schedule B hereto), all considered together (collectively, the “Disclosure Package”), did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, the Prospectus or any amendments or supplements thereto or the Disclosure Package made in reliance upon and in conformity with information relating to the Underwriters furnished to the Company in writing by the Representative expressly for use in the Registration Statement or any post-effective amendment thereto, the Prospectus or any amendments or supplements thereto and the Disclosure Package, it being understood and agreed that the only such information furnished by the Representative consists of the information described as such in Section 3(p) hereof.

As used in this subsection and elsewhere in this Agreement:

“Initial Sale Time” means 10:10 a.m. (New York City time) on October 13, 2010 or such other time as agreed by the Company and the Representative.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities (including any identified on Schedule B hereto) that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Statutory Prospectus” as of any time means the base prospectus that is included in the Registration Statement and the preliminary prospectus supplement relating to the Securities immediately prior to that time, including any document incorporated by reference therein at such time.

    (ii)   Status as Non-Ineligible Issuer.  At the time of filing the Original Registration Statement, at the earliest time that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

    (iii)    Incorporated Documents.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied, complies and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”) and, when read together with the other information in the Registration Statement, such preliminary prospectus or the Prospectus, (a) at the time the Original Registration Statement became effective, (b) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of Securities, (c) at the Closing Time and (d) at each Date of Delivery (if any) did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

    (iv)    Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus attached as Schedule B hereto, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date as of which the Company notified or notifies the Representative as described in Section 3(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Representative specifically for use therein, it being understood and agreed that the only such information furnished by the Representative consists of the information described as such in Section 3(p) hereof.

    (v)   Independent Accountants.  The accounting firm that certified the certified financial statements and supporting schedules incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus is an independent registered public accounting firm as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board (United States).

    (vi)    Financial Statements; Non-GAAP Financial Measures.  The financial statements of the Company, and its consolidated subsidiaries and its joint ventures set forth in or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus, together with the related schedules and notes, present fairly the financial position, results of operations and cash flows of the Company and its consolidated subsidiaries at the dates and for the periods specified, and such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, set forth in or incorporated by reference in the Registration Statement or the Prospectus present fairly in accordance with GAAP the information required to be stated therein.  Any selected historical operating and financial data set forth in or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the books and records of the Company and that of the audited financial statements set forth in or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus.  The financial statements of the businesses or properties acquired or proposed to be acquired, if any, included in, or incorporated by reference into, the Registration Statement, the Disclosure Package or the Prospectus present fairly in all material respects the information set forth therein, have been prepared in conformity with GAAP applied on a consistent basis and otherwise have been prepared in accordance with the applicable financial statement requirements of Rule 3-05 or Rule 3-14 of Regulation S-X with respect to real estate operations acquired or to be acquired.  In addition, any pro forma financial statements and the related notes thereto set forth in or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein; other than as set forth therein, the Company is not required to include any financial statements or pro forma financial statements in the Registration Statement, the Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations or any document required to be filed with the Commission under the 1934 Act or the 1934 Act Regulations.  All disclosures contained in the Registration Statement, the Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and the 1934 Act Regulations and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable.

    (vii)   No Material Adverse Change in Business.  Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package or the Prospectus:  (A) there has been no material adverse change in the condition, financial or otherwise, or in the properties, earnings, business affairs or business prospects of the Company, the Operating Partnership, the Subsidiaries and the subsidiaries of the Company and/or the Operating Partnership that are in the form of a partnership (regardless of the level of the Company’s or the Operating Partnership’s direct or indirect ownership in such subsidiary) (each, a “Property Partnership”) considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company, the Operating Partnership or any Subsidiary, other than those in the ordinary course of business, which are material with respect to the Company, the Operating Partnership, the Subsidiaries and the Property Partnerships considered as one enterprise and (C) except for regular quarterly dividends on the shares of the Company’s Common Stock, par value $0.01 per share, in amounts per share that are consistent with past practice, regular quarterly distributions on the Company’s outstanding 7.75% Series C Cumulative Redeemable Preferred Stock, the 2004 Shares and the 2010 Shares and regular quarterly distributions on the Operating Partnership’s common units and special common units of limited partnership interest, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital shares or any distribution by the Operating Partnership with respect to any of its limited partnership interests.

    (viii)   Good Standing of the Company.  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; the Company is duly qualified or registered as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify, register or to be in good standing would not result in a Material Adverse Effect.

    (ix)       Good Standing of the Operating Partnership.  The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has the partnership power and partnership authority under the Operating Partnership Agreement (as defined below) and the Delaware Revised Uniform Limited Partnership Act to own, lease and operate its properties and to conduct the business in which it is engaged as described in the Registration Statement, the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement.  The Operating Partnership is duly qualified or registered as a foreign partnership to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify, register or to be in good standing would not result in a Material Adverse Effect.  The Company is the sole stockholder of CBL Holdings I, which is the sole general partner of the Operating Partnership, and of CBL Holdings II and each of the Company, CBL Holdings I and CBL Holdings II holds such number and/or percentage of common and preferred units of limited partnership interest as disclosed in the Registration Statement, the Disclosure Package and the Prospectus as of the dates set forth therein, free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances (other than any transfer restrictions related thereto).  The Third Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of June 15, 2005, as amended by the First Amendment thereto, dated as of November 16, 2005 (together, the “Operating Partnership Agreement”), is in full force and effect.

    (x)       Good Standing of Subsidiaries.  The only Subsidiaries of the Company that may constitute a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X and giving effect to the averaging methodology in Computational Note 2. hereto are the Subsidiaries listed on Exhibit D hereto.  Neither the Company nor the Operating Partnership have any direct corporate subsidiaries other than CBL & Associates Management, Inc. (the “Management Company”), CBL Holdings I and CBL Holdings II.  Each of the Subsidiaries of the Company or the Operating Partnership has been duly incorporated or organized and is validly existing as a corporation, limited partnership, general partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction in which it is chartered or organized and has the requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, and is duly qualified or registered as a foreign corporation, limited partnership, general partnership or limited liability company, as applicable, and is in good standing in the jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify, register or to be in good standing would not result in a Material Adverse Effect.  All the outstanding shares of capital stock, partnership interests, limited liability company interests or other equivalent equity interests of each such Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, and, except as otherwise set forth in each of the Registration Statement, the Disclosure Package and the Prospectus, all outstanding shares of capital stock, partnership interests, limited liability company interests or other equivalent equity interest of the Subsidiaries are owned by the Company or the Operating Partnership, asapplicable, either directly or through wholly-owned Subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances (other than any transfer restrictions related thereto).

    (xi)   Capitalization.  The authorized, issued and outstanding capital shares of the Company are as set forth in the column entitled “Actual” under the section captioned “Capitalization” in the preliminary prospectus and the Prospectus (except for subsequent issuances thereof, if any, contemplated under this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the Disclosure Package and the Prospectus).  The issued and outstanding capital shares have been duly authorized and validly issued by the Company and are fully paid and non-assessable, and none of the outstanding capital shares was issued in violation of preemptive or other similar rights of any securityholder of the Company.

    (xii)   Disclosure Statements.  The statements made in the Registration Statement under the captions “Description of Capital Stock,” “Description of Depositary Shares,” and “Certain U.S. Federal Income Tax Considerations” are, and the statements made in the Disclosure Package or the Prospectus as amended or supplemented under the corresponding captions to the extent made and under the caption “Description of Series D Preferred Stock and Depositary Shares” are, insofar as such statements constitute a summary of documents referred to therein, accurate summaries in all material respects, and insofar as such statements constitute a summary of matters of law or legal conclusions, accurate summaries in all material respects.

    (xiii)    Authorization of Common Units, Special Common Units and Preferred Units.  All issued and outstanding common units, special common units of limited partnership interest and Preferred Units have been duly authorized and are validly issued, fully paid and non-assessable and have been offered and sold or exchanged by the Operating Partnership in compliance with applicable laws.  The Preferred Units to be issued to the Company in connection with the offering contemplated by this Agreement have been duly authorized and, when issued and delivered by the Operating Partnership to the Company in exchange for the net proceeds of the offering, will be validly issued, fully paid and non-assessable, and the issuance of such Preferred Units will not be subject to the preemptive or other similar rights of any securityholder or partner of the Operating Partnership.

    (xiv)    Authorization and Description of Securities.  The Series D Preferred Shares represented by the Depositary Shares, the Depositary Shares and the deposit of the Series D Preferred Shares in accordance with the provisions of the Deposit Agreement, dated December 13, 2004 (as amended by the Appointment and Acceptance of Successor Depositary, dated February 28, 2006, and the Amendment to the Deposit Agreement, dated March 1, 2010, and as further amended at or prior to the Closing Time, the “Deposit Agreement”), between the Company, Computershare Trust Company, N.A. (as successor to SunTrust Bank under the Appointment and Acceptance of Successor

Depositary, dated February 28, 2006, the “Depositary”) and the holders from time to time of the Depositary Receipts issued thereunder have been duly and validly authorized by the Company.  The 2004 Shares and 2010 Shares have been duly and validly authorized and issued and are fully paid and non-assessable.  The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable.  The Series D Preferred Shares and the Securities conform to all statements relating thereto contained in the Registration Statement, the Disclosure Package and the Prospectus.  No holder of the Securities will be subject to personal liability by reason of being such a holder.  The issuance of the Series D Preferred Shares and the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.  The form of certificate used to evidence the Series D Preferred Shares will be in substantially the form to be filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement, and such form complies with all applicable statutory requirements, requirements of the Company’s Amended and Restated Certificate of Incorporation, as amended through October 8, 2009 (the “Certificate of Incorporation”), the Amended and Restated Bylaws of the Company, as amended effective November 6, 2007 (the “Bylaws”), the Deposit Agreement and requirements of the New York Stock Exchange, Inc. (the “NYSE”).

    (xv)    Depositary Receipts.  Upon due execution and delivery of the Depositary Receipts by the Depositary pursuant to the terms of the Deposit Agreement, the persons in whose names the Depositary Receipts are registered will be entitled to the rights specified therein and in the Deposit Agreement, except as enforcement of such rights may be limited by bankruptcy, insolvency or other similar laws relating to or affecting creditors’ rights generally and by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

    (xvi)    Authorization of Agreement and the Deposit Agreement.  This Agreement and the transactions contemplated herein have been duly authorized by the Company and the Operating Partnership, and this Agreement has been duly executed and delivered by the Company and the Operating Partnership and constitutes a valid and binding obligation of each of the Company and the Operating Partnership. The Deposit Agreement and the transactions contemplated thereby have been duly and validly authorized by the Company and the Deposit Agreement has been duly and validly executed and delivered by the Company.

    (xvii)    Absence of Defaults and Conflicts.  None of the Company, the Operating Partnership or any Subsidiary is (A) in violation of its certificate of incorporation, partnership agreement, charter, by-laws, declaration of trust or other governing instrument (“Governing Instruments”) or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company, the Operating Partnership or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the Operating Partnership or any Subsidiary is subject (collectively, “Agreements and Instruments”) or (C) in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Operating Partnership or any Subsidiary or any of their assets, properties or operations (“Laws”), except for such violations or defaults of any Agreements and Instruments or Laws that would not result in a Material Adverse Effect.  The execution, delivery and performance of this Agreement and the Deposit Agreement and the consummation of the transactions contemplated herein and therein and in the Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company and the Operating Partnership with their respective obligations hereunder have been duly authorized by all necessary corporate or limited partnership action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Operating Partnership, any Subsidiary, or any Property Partnership pursuant to, the Agreements and Instruments or Laws (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the Governing Instruments of the Company, the Operating Partnership, any Subsidiary, or any Property Partnership or of any Laws, except for such violations that would not have a Material Adverse Effect.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any mortgage, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a material portion of such indebtedness by the Company, the Operating Partnership, any Subsidiary, or any Property Partnership.

    (xviii)    Absence of Labor Dispute.  No labor dispute with the employees of the Company, the Operating Partnership or any Subsidiary exists or, to the knowledge of the Company or the Operating Partnership, is imminent, and the Company and the Operating Partnership are not aware of any existing or imminent labor disturbance by the employees of any of their or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

    (xix)    Absence of Proceedings.  There is no action, arbitration, suit, proceeding, inquiry or investigation before or brought by any arbitrator or court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Operating Partnership, threatened, against or affecting the Company, the Operating Partnership or any Subsidiary, which is required to be disclosed in the Registration Statement, the Disclosure Package or the Prospectus (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect or which might materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company or the Operating

Partnership of their respective obligations hereunder.  The aggregate of all pending legal or governmental proceedings to which the Company, the Operating Partnership or any Subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the Disclosure Package and the Prospectus, including ordinary routine litigation, could not reasonably be expected to result in a Material Adverse Effect.

    (xx)    Accuracy of Exhibits.  There are no contracts or documents which are required to be described in the Registration Statement, the Disclosure Package or the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

    (xxi)    REIT Qualification.  Commencing with its taxable year ended December 31, 1993, the Company has been, and upon the sale of the Securities, the Company will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s present and proposed method of operation as described in the Registration Statement, the Disclosure Package and the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.  Commencing with its taxable year ended December 31, 1993, the Operating Partnership has been, and immediately following the sale of the Securities, the Operating Partnership will continue to be taxed as a partnership for federal income tax purposes and its present and proposed method of operation as described in the Registration Statement, the Disclosure Package and the Prospectus will enable it to continue to be taxed as a partnership for federal income tax purposes.

    (xxii)     Investment Company Act.  None of the Company, the Operating Partnership or any Subsidiary is, or upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Disclosure Package and the Prospectus will be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

    (xxiii)    Possession of Intellectual Property.  The Company, the Operating Partnership and the Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and none of the Company, the Operating Partnership or any Subsidiary has received any written notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company, the Operating Partnership or any Subsidiary therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

    (xxiv)    Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company or the Operating Partnership of their respective obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder and the deposit of the Series D Preferred Shares with the Depositary under the Deposit Agreement, or the consummation of the transactions contemplated by this Agreement or the Deposit Agreement, except such as have already been obtained or will be obtained under the 1933 Act, the 1933 Act Regulations or the NYSE or as required under state securities laws or the rules of the Financial Industry Regulatory Authority (“FINRA”).

    (xxv)    Possession of Licenses and Permits.  Each of the Company, the Operating Partnership and the Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where failure to possess any such Governmental Licenses would not result, singly or in the aggregate, in a Material Adverse Effect; the Company, the Operating Partnership and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and none of the Company, the Operating Partnership or any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

    (xxvi)    Title to Property.  The Company, the Operating Partnership, the Subsidiaries and any joint venture in which the Company, the Operating Partnership or any Subsidiary owns an interest, as the case may be, have good and insurable title to all real property owned by them, and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except (A) as otherwise stated in the Registration Statement, the Disclosure Package and the Prospectus or (B) those which do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company, the Operating Partnership, any Subsidiary or the applicable joint venture.  Each of the properties of any of the Company, the Operating Partnership or the Subsidiaries complies with all applicable codes and zoning laws and regulations except in any case where such non-compliance would not have a material adverse effect on the conditions, operations, prospects or earnings of the non-compliant property; and none of the Company, the Operating Partnership or any Subsidiary has knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to the properties of any of the Company, the Operating Partnership or any Subsidiary except in any case where such action or proceeding would not have a material adverse effect on the conditions, operations, prospects or earnings of the affected property.  All of the leases and subleases material to the business of the Company, the Operating Partnership and the Subsidiaries considered as one enterprise, and under which the Company, the Operating Partnership or any Subsidiary holds properties described in the Registration Statement, the Disclosure Package and the Prospectus, are in full force and effect, and none of the Company, the Operating Partnership or any Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company, the Operating Partnership or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company, the Operating Partnership or any Subsidiary of the continued possession of the leased or subleased premises under any such lease or sublease.  Except as described in the Registration Statement, the Disclosure Package and the Prospectus or as would not result singly or in the aggregate in a Material Adverse Effect, no tenant under any lease to which the Company, the Operating Partnership or any Subsidiary leases any portion of its property is in default under such lease.

    (xxvii)    Title Insurance.  Title insurance in favor of the Company, the Operating Partnership and the Subsidiaries and/or any mortgagee of a property has been obtained with respect to each property owned by any such entity in an amount at least equal to (A) the cost of acquisition of such property, (B) the cost of construction of such property (measured at the time of such construction) or (C) the amount of outstanding indebtedness on such property.

    (xxviii)    Mortgages and Deeds of Trust.  The mortgages and deeds of trust encumbering the properties and assets described in the Registration Statement, the Disclosure Package and the Prospectus (A) are not convertible (in the absence of foreclosure) into an equity interest in the property or asset described therein or in the Company, the Operating Partnership or any Subsidiary, nor does any of the Company, the Operating Partnership or any Subsidiary hold a participating interest therein, (B) except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, are not cross-defaulted to any indebtedness other than indebtedness of the Company or any of the Subsidiaries and (C) are not cross-collateralized to any property not owned by the Company, the Operating Partnership or any of the Subsidiaries.  None of the Company, the Operating Partnership or any of the Subsidiaries has received notice that its respective lenders do not intend to extend the terms of any of the loans encumbering its properties pursuant to the terms thereof.

    (xxix)    Real Property.  Except as would not, singly or in the aggregate, result in a Material Adverse Effect, the real property of the Company, the Operating Partnership and the Subsidiaries is free of structural defects and all building systems contained therein are in good working order, subject to ordinary wear and tear or, in each instance, the Company maintains adequate reserves to effect reasonably required repairs, maintenance and capital expenditures.  Except as would not, singly or in the aggregate, result in a Material Adverse Effect, (a) each of the operating properties of the Company or its Subsidiaries has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such Property for its intended uses, (b) all public utilities necessary or convenient to the full use and enjoyment of each of such properties is located either in the public right-of-way abutting such property (which are connected so as to serve such property without passing over other property) or in recorded easements serving such property, and (c) all roads necessary for the use of each of such properties for its current purpose have been completed and dedicated to public use and accepted by all applicable governmental authorities.

    (xxx)    Transfer Taxes.  There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities and the Series D Preferred Shares.

    (xxxi)    Tax Returns.  The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect), whether or not arising from transactions in the ordinary course of business, except as described in the Registration Statement, the Disclosure Package and the Prospectus, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as described in the Registration Statement, the Disclosure Package and the Prospectus.

    (xxxii)    Insurance.  The Company, the Operating Partnership, the Subsidiaries and each of their properties are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company, the Operating Partnership or any of the Subsidiaries or their respective properties, businesses, employees, officers and directors are in full force and effect.

    (xxxiii)    Disclosure Controls and Procedures; Internal Controls.  The Company, the Operating Partnership and the Subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the 1934 Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, the Operating Partnership and the Subsidiaries is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Directors have been advised of:  (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees of the Company who have a role in the Company’s internal controls and any fraud that is material or known to the Company that involves persons other than management or employees of the Company who have a role in the Company’s internal controls; any material weakness or other material significant deficiency in internal controls have been identified for the Company’s auditors and disclosed in the Registration Statement, the Disclosure Package and the Prospectus; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to any material weakness or significant deficiency.

    (xxxiv)    Environmental Laws.  Except as described in the Registration Statement, the Disclosure Package and the Prospectus and except as could not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Company, the Operating Partnership or any of the Subsidiaries is in violation of any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company, the Operating Partnership and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, the Operating Partnership or any Subsidiary, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violations, investigations or proceedings relating to any Environmental Law or Hazardous Materials against the Company, the Operating Partnership or any of the Subsidiaries and (D) to the knowledge of the Company, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company, the Operating Partnership or any of the Subsidiaries relating to Hazardous Materials or any Environmental Laws.

    (xxxv)    Registration Statement.  No holders of securities or other equity interests of the Company or the Operating Partnership have rights to the registration of such securities or equity interests under a registration statement except for those that have been effectively waived or are inapplicable to the offering of the Securities.

    (xxxvi)    Sarbanes-Oxley Act.  The Company, the Operating Partnership and the Subsidiaries and any of the officers, trustees and directors of the Company, the Operating Partnership and any of the Subsidiaries, in their capacities as such, are in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

    (xxxvii)    Disclosure of Business Activities in Cuba.  Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes.

    (xxxviii)    OFAC.  None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

    (xxxix)    FCPA.  None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

    (xl)    Regulation M. Neither the Company, the Operating Partnership nor any of their respective affiliates has taken, nor will any of them take, directly or indirectly, any action resulting in a violation of Regulation M under the 1934 Act, or which is designed to cause or result in, or which might reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.  Neither the Company, nor the Operating Partnership has prior to the date hereof offered or sold any securities which would be “integrated” with the offer and sale of the Securities pursuant to the Registration Statement.

    (xli)    Pending Proceedings and Examinations.  The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.

    (b)    Officer’s Certificates.  Any certificate signed by any officer of the Company, or any authorized representative of the Operating Partnership or any of the Subsidiaries delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by such person or entity, as the case may be, to the Underwriters as to the matters covered thereby.

   SECTION 2    Sale and Delivery to the Underwriters; Closing.

    (a)    Initial Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at the price per Depositary Share of $22.4694, the respective number of Initial Securities set forth opposite the names of the Underwriters on Schedule A hereto.  The Company understands that the Underwriters propose to make a public offering of the Securities at the public offering price indicated on Schedule B hereto.

    (b)    Option Securities.  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase up to an additional 660,000 Option Securities at the price per Depositary Share of $22.4694, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.  The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part upon notice by the Representative to the Company setting forth the number of Option Securities as to which the Underwriters are exercising the option and the time and date of payment and delivery for such Option Securities.  If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that portion of the total number of Option Securities being purchased which the number of Initial Securities set forth opposite such Underwriter’s name on Schedule A hereto bears to the total number of Initial Securities (subject to adjustment by the Representative to eliminate fractions).  Such time and date of delivery (“Date of Delivery”) shall be determined by the Representative, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time.

    (c)    Payment.  Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the New York offices of Sidley Austin LLP, or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 a.m. (New York City time) on October 18, 2010, or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called the “Closing Time”).

    In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made on the Date of Delivery as specified in the notice from the Representative to the Company.

    Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representative for the respective accounts of the Underwriters of the Securities to be purchased by them.  It is understood that each Underwriter has authorized the Representative, for its account, to accept  delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase.

   SECTION 3    Covenants of the Company.  Each of the Company and the Operating Partnership covenants with each Underwriter as follows:

    (a)    Compliance with Securities Regulations and Commission Requests.  The Company, subject to Section 3(b), will comply with the requirements of Rule 430B and will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt prior to the Closing Time of any comments from the Commission and of the receipt at any time of any comments from the Commission relating to the offering of the Securities contemplated hereby, the Registration Statement, the Prospectus, or any document incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement, or notice objecting to its use pursuant to Rule 401(g)(2), or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.  The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Company will make every reasonable effort to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.  The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) (i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

    (b)    Filing of Amendments and Exchange Act Documents.  Until the distribution of the Securities by the Underwriters is complete, the Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Securities or any amendment or supplement to any preliminary prospectus (including the base prospectus included in the Original Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Company will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.  The Company agrees, during the period when a prospectus is required to be delivered under the 1933 Act (or but for the exception afforded by Rule 172 of the 1933 Act Regulations would be required to be delivered), to file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.  The Company has given the Representative notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Initial Sale Time.  The Company will prepare a final term sheet substantially in the form set forth as Schedule B hereto (the “Final Term Sheet”) reflecting the final terms of the Securities, and shall file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business two business days after the date hereof; provided that the Company shall furnish the Representative with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representative or counsel to the Underwriters shall reasonably object.

    (c)    Delivery of Registration Statements.  The Company has furnished or will on request deliver to the Representative and counsel for the Underwriters, without charge, one signed copy of the Original Registration Statement and of each amendment thereto (including conformed copies of exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) or otherwise deemed to be a part thereof and signed copies of all consents and certificates of experts, and will also on request deliver to the Representative, without charge, a conformed copy of the Original Registration Statement and of each amendment thereto (without exhibits).  The copies of the Original Registration Statement and each amendment thereto furnished to the Representative will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

    (d)    Delivery of Prospectuses.  The Company has delivered to the Underwriters, without charge, as many copies of each preliminary prospectus as the Underwriters reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to the Underwriters, without charge, during the period when a prospectus is required to be delivered under the 1933 Act (or but for the exception afforded by Rule 172 of the 1933 Act Regulations would be required to be delivered), such number of copies of the Prospectus (as amended or supplemented) as the Underwriters may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

    (e)    Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the Disclosure Package and in the Prospectus.  If at any time when a prospectus is required by the 1933 Act to be delivered (or but for the exception afforded by Rule 172 of the 1933 Act

Regulations would be required to be delivered) in connection with sales of the Securities by the Underwriters or a dealer, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus in order that the same will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading (in the case of the Disclosure Package and the Prospectus, in the light of the circumstances existing at the time it is delivered to a purchaser), or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the Disclosure Package or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, the Company will use its best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Securities) and the Company will furnish to the Representative such number of copies of such amendment, supplement or new registration statement as the Representative may reasonably request.  If, prior to the completion of the public offer and sale of the Securities, at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities) or if any Issuer Free Writing Prospectus includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

    (f)    Permitted Free Writing Prospectuses.  The Company agrees that, unless it obtains the prior written consent of the Representative, and each Underwriter agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the 1933 Act).  Any such free writing prospectus consented to by the Company and the Representative, which includes each Issuer Free Writing Prospectus listed on Schedule B hereto, is hereinafter referred to as a “Permitted Free Writing Prospectus”.  The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the 1933 Act Regulations applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.  Notwithstanding the foregoing, the Company consents to the use by any Underwriter of a free writing prospectus that contains only (a)(i) information describing the preliminary terms of the Securities or their offering, (ii) information meeting the requirements of Rule 134 of the 1933 Act Regulations or (iii) information that describes the final terms of the Securities or their offering or (b) other customary information that is neither “issuer information,” as defined in Rule 433, nor otherwise an Issuer Free Writing Prospectus.

    (g)    Blue Sky Qualifications.  The Company will use its best efforts, in cooperation with the Representative, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representative may designate and to maintain such qualifications in effect for a period of not less than one year from the date of this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.  In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of this Agreement.

    (h)    Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

    (i)    Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities in the manner specified under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus.

    (j)    REIT Qualification.  The Company will use its best efforts to continue to meet the requirements for qualification as a REIT under the Code for each of its taxable years for so long as the Board of Directors of the Company deems it in the best interests of the Company to remain so qualified.

    (k)    No Manipulation of Market for Securities.  Except for the authorization of actions permitted to be taken by the Underwriters as contemplated herein or in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor the Operating Partnership has or will (i) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and (ii) until the 30th day following the Closing Time, (A) sell, bid for or purchase the Securities or pay any person any compensation for soliciting purchases of the Securities or (B) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

    (l)    Amendment to the Deposit Agreement.  The Company will use its best efforts to effect the amendment of the Deposit Agreement to provide for the deposit of additional Series D Preferred Stock with the Depositary for the purposes set forth in the Deposit Agreement, and for the issuance of additional Depositary Receipts evidencing Depositary Shares.

    (m)    Amendment to the Certificate of Designations.  The Company will use its best efforts to file with the Secretary of State of the State of Delaware an amendment to the Certificate of Designations designating the Series D Preferred Stock to increase the number of shares so designated to include a number of shares sufficient the cover the Securities.

    (n)    NYSE Listing.  The Company will use its best efforts to list the Securities on the NYSE prior to the Closing Time and each Date of Delivery (if any).

    (o)     Lock-Up Agreement.  From the date of this Agreement through, and including, the 30th day after the Closing Date, the Company will not directly or indirectly offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any preferred securities or any securities that are convertible into or exchangeable for, or that represent the right to receive, any such securities without the prior written consent of the Representative, other than the Securities.

    (p)    Information Furnished by the Representative.  The Company acknowledges that the information in the (i) the first paragraph under the caption “Underwriting — Commissions and Discounts” in the Prospectus relating to concessions and (ii) the paragraph under the caption “Underwriting — Electronic Distribution” in the Prospectus relating to electronic distribution of the Prospectus constitute the only information furnished by the Representative as such information is referred to in Sections 1(a)(i), 1(a)(iv), 6(a) and 6(b) hereof.

    (q)    Disclaimer of Fiduciary Relationship.  The Company and the Operating Partnership acknowledge and agree that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arms’ length commercial transaction between the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, (ii) in connection with the offering contemplated by this Agreement and the process leading to such transaction, the Underwriters are and have been acting solely as principals and not as the agent or fiduciary of the Company and the Operating Partnership or their securityholders, creditors, employees or any other party, (iii) the Underwriters have not assumed nor will they assume an advisory or fiduciary responsibility in favor of the Company or the Operating Partnership with respect to the offering of the Securities contemplated by this Agreement or the process leading thereto (irrespective of whether the Underwriters have advised or are currently advising the Company or the Operating Partnership on other matters) and the Underwriters have no obligation to the Company or the Operating Partnership with respect to the offering of the Securities contemplated by this Agreement except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Operating Partnership, and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated by this Agreement and the Company and the Operating Partnership have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

    (r)    Renewal of Registration Statement.  The date of this Agreement is not more than three years subsequent to the initial effective date of the Registration Statement (the “Renewal Date”).  If, immediately prior to the third anniversary of the Renewal Date, any Securities remain unsold by the applicable Underwriter(s) and a prospectus is required to be delivered or made available by such Underwriter(s) under the 1933 Act or the 1934 Act in connection with the sale of such Securities, the Company will, prior to the Renewal Date and subject to Section 3(b), file, if it has not already done so, a new shelf registration statement or, if applicable, an automatic shelf registration statement relating to such Securities, and, if such registration statement is not an automatic shelf registration statement, will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Date, and will take all other reasonable actions necessary or appropriate to permit the public offer and sale of such Securities to continue as contemplated in the expired registration statement relating to such Securities.   References herein to the “Registration Statement” shall include such new shelf registration statement or automatic shelf registration statement, as the case may be.

   SECTION 4    Payment of Expenses.

    (a)    Expenses.  The Company and the Operating Partnership will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement and the Deposit Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto and any new registration statement containing the Prospectus, (ii) the preparation (exclusive of fees and disbursements of counsel for the Underwriters), printing and delivery to the Underwriters of this Agreement, (iii) the preparation and delivery of the Depositary Receipts (iv) any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (v) the fees and disbursements of the Company’s counsel, accountants and other advisors, (vi) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(g) hereof, (vii) the printing and delivery to the Underwriters of copies of each Issuer Free Writing Prospectus, each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, (viii) the fees and expenses of any transfer agent or registrar and the Depositary, (ix) the fees and expenses incurred in connection with the listing of the Securities on the NYSE and (x) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the sixth paragraph of Section 1(a)(i).

    (b)    Termination of Agreement.  If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 9(a)(i) or (iii) (with respect to the first clause only), the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of their counsel.

   SECTION 5   Conditions of the Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Operating Partnership contained in Section 1 hereof and the accuracy of the statements made in certificates of any officer or authorized representative of the Company or the Operating Partnership delivered pursuant to the provisions hereof, to the performance by each of the Company and the Operating Partnership of its covenants and other obligations hereunder, and to the following further conditions:

    (a)    Effectiveness of Registration Statement; Filing of Prospectus; Payment of Filing Fee.  At Closing Time, (i) the Registration Statement shall have been filed by the Company with the Commission not earlier than three years prior to the date hereof and became effective upon filing in accordance with Rule 462(e), no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters, and no notice of objection of the Commission to the use of such form of registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Regulations has been received by the Company, (ii) the preliminary prospectus and the Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B), and no order preventing or suspending the use of the preliminary prospectus or the Prospectus shall have been issued by the Commission or the securities authority of any jurisdiction, (iii) any material required to be filed by the Company pursuant to Rule 433(d) shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433, (iv) the Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b), and (v) there shall not have come to the Representative’s attention any facts that would cause the Representative to believe that the Disclosure Package, at the Initial Sale Time, or the Prospectus, at the time it was, or was required to be, delivered or made available to purchasers of the Securities, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.

    (b)   Opinion of Counsel for Company.

    (i)    At the Closing Time, the Underwriters shall have received the favorable opinion, dated the Closing Time, of Morrison & Foerster LLP, counsel for the Company and the Operating Partnership, to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.  Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, the Operating Partnership and the Subsidiaries and certificates of public officials.

    (ii)    At the Closing Time, the Underwriters shall have received the favorable opinion, dated the Closing Time, of Husch Blackwell LLP, special counsel for the Company and the Operating Partnership to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.  Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, the Operating Partnership and the Subsidiaries and certificates of public officials.

    (iii)    At the Closing Time, the Underwriters shall have received the favorable opinion, dated the Closing Time, of Victoria S. Berghel, General Counsel of the Company to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Underwriters may reasonably request.

    (c)    Opinion of Counsel for the Underwriters.  At the Closing Time, the Underwriters shall have received the favorable opinion and statements of their counsel, Sidley Austin LLP, dated the Closing Time, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.  Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, the Operating Partnership and the Subsidiaries and certificates of public officials.

    (d)    Officers’ Certificate.  At the Closing Time, there shall not have been, since the date hereof or of the most recent financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus, or since the respective dates as of which information is given in the Registration Statement, the Disclosure Package or the Prospectus, any Material Adverse Effect, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the president or an executive vice president of the Company, on behalf of the Company and as sole stockholder of CBL Holdings I (general partner of the Operating Partnership), and of the chief financial or chief accounting officer of the Company, on behalf of the Company and as sole stockholder of CBL Holdings I (general partner of the Operating Partnership), dated the Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, except those representations that address matters only as of a particular date, which are true and correct as of such date, (iii) each of the Company and the Operating Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement or order suspending or preventing the use of any preliminary prospectus or the Prospectus has been issued by any governmental agency or authority and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, are contemplated by any governmental agency or authority.  In addition, at the Closing Time, the Underwriters shall have received a certificate of the chief executive officer and chief financial officer of the Company, on behalf of the Company and as sole stockholder of CBL Holdings I (general partner of the Operating Partnership), to the effect as counsel to the Underwriters may reasonably request.

    (e)    Accountant’s Comfort Letter.  At the time of execution of this Agreement, the Underwriters shall have received from Deloitte & Touche LLP a letter dated such date with respect to the financial statements and certain financial information set forth in or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus, substantially in the form approved by the Representative before the execution of this Agreement.

    (f)    Bring-down Comfort Letter.  At the Closing Time, the Underwriters shall have received from Deloitte & Touche LLP a letter, dated the Closing Time, to the effect that they reaffirm statements made in their letter furnished pursuant to subsection (e) of this Section 5, except that the “specified date” referred to shall be a date not more than three days prior to the Closing Time.

    (g)    Amendment to the Deposit Agreement.  The Deposit Agreement shall have been amended to provide for the deposit of additional Series D Preferred Stock with the Depositary for the purposes set forth in the Deposit Agreement, and for the issuance of additional Depositary Receipts evidencing Depositary Shares.

    (h)    Amendment to the Certificate of Designations.  The amendment to the Certificate of Designations designating the Series D Preferred Stock shall have been filed with the Secretary of State of the State of Delaware to increase the number of shares so designated to include a number of shares sufficient the cover the Securities.

    (i)    NYSE Listing.  The Securities shall have been approved for listing, and admitted and authorized for trading, on the NYSE, subject to official notice of issuance, and the 2004 Shares and the 2010 Shares shall continue to be approved for listing, and admitted and authorized for trading, on the NYSE.

    (j)    Conditions to Purchase of Option Securities.  In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Operating Partnership contained herein and the statements in any certificates furnished by the Company, the Operating Partnership and any Subsidiary shall be true and correct as of the applicable Date of Delivery and, at such Date of Delivery, the Underwriters shall have received:

    (i)    Officers’ Certificate.  A certificate, dated such Date of Delivery, of the president or an executive vice president of the Company, and of the chief financial or chief accounting officer of the Company, confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

    (ii)    Opinion of Counsel for Company.  The favorable opinion of Morrison & Foerster LLP, counsel for the Company and the Operating Partnership, Husch Blackwell LLP, special counsel for the Company and the Operating Partnership, and Victoria S. Berghel, General Counsel for the Company, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

    (iii)    Opinion of Counsel for the Underwriters.  The favorable opinion of Sidley Austin llp, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

    (iv)    Bring-down Comfort Letter.  Letter from Deloitte & Touche LLP dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(f) hereof, except that the “specified date” referred to shall be a date not more than three days prior to such Date of Delivery.

    (k)    Additional Documents.  At the Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and their counsel.

    (l)    Termination of Agreement.  If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or in the case of any condition to the purchase of Option Securities on any Date of Delivery that is after the Closing Time, the obligations of the Underwriters to purchase the relevant Option Securities, may be terminated by the Representative by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8 and 14 shall survive any such termination and remain in full force and effect.

   SECTION 6    Indemnification.

    (a)    Indemnification of the Underwriters.  Each of the Company and the Operating Partnership agrees, jointly and severally, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and any director, officer, employee or affiliate thereof as follows:

    (i)   against any and all loss, liability, claim, damage and expense whatsoever, as incurred by any Underwriter or any such person, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the roadshow materials relating to the offer of the Securities, any Issuer Free Writing Prospectus, the Disclosure Package, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

    (ii)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, by any Underwriter or any such person, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided any such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld; and

    (iii)    against any and all expense whatsoever, as incurred by any Underwriter or any such person (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, any Issuer Free Writing Prospectus, the Disclosure Package, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).  The Company and the Operating Partnership acknowledge that such information consists only of the information described in Section 3(p) herein.

    (b)    Indemnification of the Company, the Operating Partnership and Officers.  Each Underwriter severally agrees to indemnify and hold harmless the Company and the Operating Partnership, each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and any officer, director, employee or affiliate thereof, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, any Issuer Free Writing Prospectus, the Disclosure Package, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein.  The Company and the Operating Partnership acknowledge that such information consists only of the information described in Section 3(p) herein.

    (c)    Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless (x) such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

   SECTION 7    Contribution.    If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required under this Agreement to contribute any amount in excess of the amount of the underwriting discount applicable to the Securities purchased by it hereunder.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each director, officer, employee or affiliate of an Underwriter and each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company, subject in each case to the preceding two paragraphs.

For purposes of this Section 7, the Company and the Operating Partnership shall be deemed one party, jointly and severally liable for any obligations hereunder.  The Underwriters’ obligations to contribute pursuant to this Section 7 are several, and not joint, in proportion to their respective underwriting commitments set forth opposite their names in Schedule A hereto.

   SECTION 8    Representations, Warranties and Agreements to Survive.    All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Operating Partnership submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or any controlling person, or by or on behalf of the Company or the Operating Partnership, and shall survive delivery of the Securities to the Underwriters and shall survive the termination of this Agreement.

   SECTION 9    Termination of Agreement.

    (a)    Termination; General.  The Representative may, without liability, terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the properties, earnings, business affairs or business prospects of the Company, the Operating Partnership and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of new hostilities or escalation of existing hostilities, any acts of terrorism involving the United States or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the sole judgment of the Representative, impracticable to market the Securities or inadvisable to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the NYSE or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

    (b)    Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8 and 14 shall survive such termination and remain in full force and effect.

   SECTION 10    Default by One or More of the Underwriters.   If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

    (i)    if the number of Defaulted Securities does not exceed 10% of the Securities, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

    (ii)    if the number of Defaulted Securities exceeds 10% of the Securities, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter and the Company.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the Disclosure Package or the Prospectus or in any other documents or arrangements.

   SECTION 11    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication and confirmed to the receiving party.  Notices to the Underwriters shall be directed to the Representative at Wells Fargo Securities, LLC, 301 S. College Street, Charlotte, NC 28288, attention of Transaction Management Department, and notices to the Company and the Operating Partnership shall be directed to them at 2030 Hamilton Place Blvd., Suite 500, Chattanooga, Tennessee 37421-6000, attention of General Counsel.

   SECTION 12    Parties.  This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and the Operating Partnership and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Operating Partnership and their respective successors and the controlling persons and officers, trustees and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Operating Partnership and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

   SECTION 13    Integration.   This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Operating Partnership and the Underwriters, or any of them, with respect to the subject matter hereof.

   SECTION 14    GOVERNING LAW AND TIME.   THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE (WITHOUT REGARD TO ITS CONFLICTS OF LAW PRINCIPLES).  UNLESS OTHERWISE EXPLICITLY PROVIDED, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

   SECTION 15    Effect of Headings.   The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

   SECTION 16    Counterparts.   This Agreement may be executed in any number of counterparts (including by facsimile), each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

[Remainder of Page Intentionally Left Blank]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with its counterparts, will become a binding agreement among the Underwriters, the Company and the Operating Partnership in accordance with its terms.

                 Very truly yours,

CBL & ASSOCIATES PROPERTIES, INC.

By:	/s/ John N. Foy
Name: John N. Foy
Title: Vice Chairman of the Board Chief Financial Officer Treasurer and Secretary

CBL & ASSOCIATES LIMITED PARTNERSHIP By: CBL HOLDING I, INC., its general partner

By:	/s/ John N. Foy
Name: John N. Foy
Title: Vice Chairman of the Boad Chief Financial Officer Treasurer and Secretary

CONFIRMED AND ACCEPTED,
as of the date first above written:

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn C. Hurley
Name: Carolyn C. Hurley
Title: Director

For themselves and as Representative of the several
Underwriters named in Schedule A hereto.

Schedule A

Underwriter	Number of Initial Securities
Wells Fargo Securities, LLC	3,960,000
RBC Capital Markets Corporation	440,000
Total	4,400,000

Sched. A-1

Schedule B

Schedule of Issuer Free Writing Prospectuses included in the Disclosure Package

1.           Issuer Free Writing Prospectus attached as Exhibit I to this Schedule B

Sched. B-1

CBL & ASSOCIATES PROPERTIES, INC.

4,400,000 Depositary Shares each representing 1/10th of a share of 7.375%
Series D Cumulative Redeemable Preferred Stock
(Liquidation Preference $25.00 per depositary share)

FINAL PRICING TERMS

Issuer:	CBL & Associates Properties, Inc.

Title of Shares:	Depositary Shares each representing 1/10th of a share of 7.375% Series D Cumulative Redeemable Preferred Stock (Liquidation Preference $25.00 per depositary share)

Number of Shares:	4,400,000

Over-allotment Option (shares):	660,000

Maturity:	Perpetual

Trade Date:	October 13, 2010

Settlement Date:	October 18, 2010 (T+3)

Dividend Rate:	7.375%

Dividend Payment Dates:	March 30, June 30, September 30 and December 30, commencing December 30, 2010

Optional Redemption:	Redeemable, at any time, in whole or from time to time in part, for cash at $25.00 per depositary share, plus accrued and unpaid dividends, if any, to and including the redemption date

Yield (including accrued dividend):	7.949%

Yield (excluding accrued dividend):	8.00%

Public Offering Price:	$23.1954

Purchase Price by Underwriters:	$22.4694

Sched. B-2

Net Proceeds (before expenses):	$98,865,360

Underwriting Commission:	$3,194,400

Sole Book Runner:	Wells Fargo Securities, LLC

Co-Manager:	RBC Capital Markets Corporation

Listing/Symbol:	NYSE/ “CBLPrD”

ISIN:	US1248306052

CUSIP:	124830605

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and preliminary prospectus supplement if you request it by calling Wells Fargo Securities, LLC toll-free at 1-800-326-5897.

Sched. B-3

EXHIBIT A

FORM OF OPINION OF COMPANY’S COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(b)(i)

(Attached)

Exh. A-1

EXHIBIT B

FORM OF OPINION OF COMPANY’S COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(b)(ii)

(Attached)

Exh. B-1

EXHIBIT C

FORM OF OPINION OF THE COMPANY’S GENERAL COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(b)(iii)

(Attached)

Exh. C-1

EXHIBIT D

LIST OF SUBSIDIARIES THAT MAY BE SIGNIFICANT SUBSIDIARIES OF THE
COMPANY PURSUANT TO SECTION 1(a)(x)

List of Subsidiaries

Name	State of Incorporation or Formation

CBL & Associates Limited Partnership	Delaware
CBL & Associates Management, Inc.	Delaware
CBL Holdings I, Inc.	Delaware
CBL Holdings II, Inc.	Delaware
CBL SubREIT, Inc.	Maryland
CBL/GP VI, Inc.	Tennessee
CBL/GP, Inc.	Wyoming
CBL/J I, LLC	Delaware
CBL/J II, LLC	Delaware
CBL/Madison I, LLC	Delaware
CBL/Madison II, LLC	Delaware
CBL/MSC II, LLC	South Carolina
CBL/MSC, LLC	South Carolina
CBL-TRS Joint Venture II, LLC	Delaware
CBL-TRS Joint Venture, LLC	Delaware
CBL-TRS Member I, LLC	Delaware
CBL-TRS Member II, LLC	Delaware
Chattanooga Insurance Company Ltd	Bermuda
CW Joint Venture LLC	Delaware
Development Options Centers, LLC	Delaware
Development Options, Inc.	Wyoming
Fayette Mall SPE, LLC	Delaware
Hamilton Insurance Company, LLC	Tennessee
Hamilton Place Mall/GP I, LLC	Delaware
Hamilton Place Mall/GP II, LLC	Delaware
Mortgage Holdings, LLC	Delaware
Newco Mortgage, LLC	Delaware
NewLease Corp.	Tennessee
Renaissance Member II, LLC	Delaware
Renaissance Fayetteville Road III, LLC	North Carolina
Renaissance Retail LLC	North Carolina
Renaissance SPE Member, LLC	Delaware
Seacoast Shopping Center Limited Partnership	New Hampshire
St. Clair Square GP, Inc.	Illinois
Willowbrook Plaza Limited Partnership	Maine
WPMP Holding LLC	Delaware

Exh. D-1